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                                                                    Exhibit 23.1

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-08157) and in the Registration Statements on Form S-8 (No. 333-217149 and No. 333-21747) of The Right Start, Inc. of our report dated March 12, 1999, except as to Note 3, which is as of April 29, 1999, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
May 26, 1999